New Age Alpha Funds Trust 485BPOS

Exhibit 99.(j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus dated September 3, 2024, and included in this Post-Effective Amendment No. 2 to the Registration Statement (Form N-1A; File No. 333-277581) of New Age Alpha Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated November 28, 2023, with respect to the financial statements and financial highlights of World Equity Income Fund, StylePlus – Large Core Fund, Alpha Opportunity Fund, Large-Cap Value Fund, StylePlus – Mid Growth Fund, Risk Managed Real Estate Fund, Market Neutral Real Estate Fund and Smid Cap Value Fund (8 of the funds constituting Guggenheim Funds Trust), RBP Dividend Fund, Large Cap Value Fund, Large-Cap Defensive Fund, Directional Allocation Fund (4 of the funds constituting Transparent Value Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended September 30, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

September 3, 2024